UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 8, 2009

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Briar Hollow Lane, Suite 500W Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On June 8, 2009, Nevada Gold & Casinos, Inc. (the “Company”) entered into a Second Amendment to Employment Agreement with Ernest E. East, the Company’s Senior Vice President, General Counsel and Chief Compliance Officer (the “Amendment”).  The Amendment, effective as of August 1, 2009, provides that Mr. East may perform his employment duties from a location outside Houston, Texas while devoting no more than 50% of his working time as an employee of the Company.  In addition, Mr. East’s annual salary is reduced to $130,000 per annum and the criteria for his performance bonus shall be based solely upon achievement of the Company’s Target Plan strategic and financial goals.

For a complete description of Mr. East’s employment agreement reference is made to his original agreement dated December 29, 2007, as amended on April 14, 2008.

The Amendment dated June 8, 2009 is filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: June 8, 2009	By:	/s/ James J. Kohn
James J. Kohn
Executive Vice President and CFO

  INDEX TO EXHIBITS

Item	Exhibit
10.1	Second Amendment to Employment Agreement between Nevada Gold & Casinos, Inc. and Ernest E. East dated June 8, 2009